Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000

World Fuel Services Corporation Reports Third Quarter 2020 Results

MIAMI—October 29, 2020 -- World Fuel Services Corporation (NYSE: INT)
Third-Quarter 2020 Highlights

•Total gross profit of $214.0 million, down 30% year-over-year
•GAAP net income of $82.0 million, or $1.29 per diluted share
•After-tax gain on sale of Multi Service of $63.9 million, or $1.00 per diluted share
•Adjusted net income of $20.7 million, or $0.33 per diluted share
•Adjusted EBITDA of $64.3 million

“Modest improvements in certain areas of our global business, as well as the continued focus on cost containment and portfolio refinement, enabled us to profitably execute in what continues to be a weak operating environment,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We are continuing to focus on refining our portfolio, actively seeking opportunities to invest in activities such as our World Kinect energy management business to contribute to accelerating the transition to a low carbon world.”

For the third quarter, our aviation segment generated gross profit of $97.6 million, a decrease of 38% year-over-year, driven by the decline in volume as a consequence of the depressed demand for air travel due to the COVID-19 pandemic, together with a reduction in our government-related activity in Afghanistan as a result of the ongoing drawdown of troops. Our marine segment generated gross profit of $32.0 million, a decrease of 40% year-over-year, principally attributable to lower volume and profitability due to a decline in demand as a consequence of the pandemic and lower average fuel prices. Our land segment generated gross profit of $84.3 million, a decrease of 12% year-over-year, primarily resulting from a decline in our retail, commercial and industrial activities in North America and a reduction in our government-related activity in Afghanistan.

“Through continued focus on working capital management, we generated $246 million of cash flow from operations during the third quarter and have now generated nearly $500 million of cash flow from operations during the first nine months of the year,” said Ira M. Birns, executive vice president and chief financial officer. “Combined with the proceeds received from the sale of the Multi Service business, we significantly reduced our debt balance during the quarter, resulting in a record level of liquidity.”

COVID-19 Update

Beginning in the first quarter of 2020, the aviation, marine and land transportation industries, along with global economic conditions generally, have been significantly impacted by the coronavirus pandemic. A large number of our customers in these industries have experienced substantial reductions in their operations, especially commercial airlines and cruise lines, which have been particularly impacted by ongoing travel restrictions. Customers in our marine and land segments have also been adversely affected by these restrictions and the reduction in operations of various businesses in affected regions.

While the COVID-19 pandemic and associated impacts on economic activity had a limited adverse effect on our results of operations and financial condition in the beginning of 2020, we experienced a sharp decline in demand and related sales during the second quarter, as large sectors of the global economy were adversely impacted by the crisis. While demand showed some moderate improvement during the third quarter of 2020, our results remained well below pre-pandemic levels. Since the level of activity in our business and that of our customers has historically been driven by the level of economic activity globally, we generally expect these negative impacts to continue through the balance of the year and into 2021 as the periodic increases in COVID-19 cases have caused delays in the full reopening of various economies around the world.

In addition to the actions we took during the first quarter in light of the unprecedented effects of the COVID-19 pandemic on the global economy, during the second and third quarters of 2020, we continued to focus on reducing costs and restructuring our operations to improve operating efficiencies. While the ultimate duration and impact of the pandemic on our business and our customers' operations remains unclear, we will continue to seek additional opportunities to further enhance our operating efficiencies and reduce costs throughout the current crisis and eventual recovery.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring costs, impairments, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results. These changes were made to facilitate the evaluation of our current operating performance and comparisons to our past operating performance.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our focus on refining our portfolio and the opportunities to invest in activities such as our World Kinect energy management business, our expectations regarding our ability to contribute to the transition to a low carbon world, as well as our expectations about our liquidity and the impact of the coronavirus pandemic on us. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to the duration, severity and scope of travel restrictions, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as the North Atlantic Treaty Organization as a result of the ongoing troop withdrawal in Afghanistan, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, particularly in light of the impact of the pandemic on the financial markets, adverse conditions in the markets or industries in which we or our customers and suppliers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to effectively utilize the proceeds from the sale of the Multi Service business and derive the expected benefits, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, our ability to capitalize on new market opportunities, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. In addition, other current or potential risks and uncertainties related to the coronavirus pandemic include, but are not limited to: disruptions resulting from office and facility closures, reductions in operating hours, and changes in operating procedures, including additional cleaning and disinfecting procedures, possible infections or quarantining of our employees which could impact our ability to service our customers or operate our business, notices from customers, suppliers and other third parties asserting force majeure or other bases for their non-performance, losses on hedging transactions with customers arising from the decline in fuel prices and their inability to benefit from the reduced cost of fuel due to substantial reductions in their operations, heightened risk of cybersecurity issues as digital technologies may become more vulnerable and experience a higher rate of cyber-attacks in a remote connectivity environment, reduction of our global workforce to adjust to market conditions, including increased costs associated with severance payments, retention issues, and an inability to hire employees when market conditions improve, the impact of asset impairments, including any impairment of the carrying value of our goodwill in our aviation and land segments, as well as other accounting charges if expected future demand for our products and services materially decreases, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	September 30,	December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$572.7	$186.1
Accounts receivable, net	1,244.1	2,891.9
Inventories	291.0	593.3
Prepaid expenses	56.3	80.6
Short-term derivative assets, net	101.4	59.5
Other current assets	269.2	358.8
Total current assets	2,534.8	4,170.1
Property and equipment, net	347.8	360.9
Goodwill	848.2	843.7
Identifiable intangible and other non-current assets	661.5	617.7
Total assets	$4,392.3	$5,992.4
Liabilities:
Current liabilities:
Current maturities of long-term debt	$19.6	$54.1
Accounts payable	1,085.8	2,602.7
Customer deposits	118.5	126.7
Accrued expenses and other current liabilities	333.0	378.9
Total current liabilities	1,557.0	3,162.4
Long-term debt	506.9	574.7
Non-current income tax liabilities, net	215.6	210.1
Other long-term liabilities	193.0	151.3
Total liabilities	2,472.5	4,098.5
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 63.3 and 65.2 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	0.6	0.7
Capital in excess of par value	221.1	274.7
Retained earnings	1,846.6	1,761.3
Accumulated other comprehensive loss	(152.3)	(146.3)
Total World Fuel shareholders' equity	1,916.0	1,890.4
Noncontrolling interest	3.8	3.5
Total equity	1,919.8	1,893.9
Total liabilities and equity	$4,392.3	$5,992.4

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$4,482.7	$9,322.7	$15,656.2	$27,460.9
Cost of revenue	4,268.7	9,017.0	14,969.6	26,635.6
Gross profit	214.0	305.7	686.6	825.3
Operating expenses:
Compensation and employee benefits	91.4	126.7	289.8	347.0
General and administrative	80.9	82.8	249.1	232.9
Asset impairments	—	—	18.6	—
Restructuring charges	2.9	2.6	7.7	6.3
	175.2	212.0	565.1	586.2
Income from operations	38.8	93.6	121.5	239.2
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(8.7)	(19.5)	(34.1)	(59.1)
Other income (expense), net	77.7	(3.3)	75.0	(0.3)
	69.0	(22.8)	41.0	(59.4)
Income (loss) before income taxes	107.8	70.9	162.4	179.8
Provision for income taxes	25.4	21.5	49.0	55.5
Net income (loss) including noncontrolling interest	82.4	49.4	113.4	124.3
Net income (loss) attributable to noncontrolling interest	0.5	1.2	0.2	1.9
Net income (loss) attributable to World Fuel	$82.0	$48.2	$113.1	$122.4

Basic earnings per common share	$1.29	$0.74	$1.77	$1.84

Basic weighted average common shares	63.4	65.3	63.9	66.4

Diluted earnings per common share	$1.29	$0.73	$1.76	$1.84

Diluted weighted average common shares	63.6	65.7	64.1	66.7

Comprehensive income:
Net income (loss) including noncontrolling interest	$82.4	$49.4	$113.4	$124.3
Other comprehensive income (loss):
Foreign currency translation adjustments	15.1	(11.5)	(12.9)	(17.4)
Cash flow hedges, net of income tax expense of $2.1 and expense of $2.8 for the three months ended September 30, 2020 and 2019, respectively, and net of income tax expense of $2.3 and benefit of $2.4 for the nine months ended September 30, 2020 and 2019, respectively	6.1	7.9	6.8	(6.8)
Other comprehensive income (loss)	21.2	(3.6)	(6.0)	(24.2)
Comprehensive income (loss) including noncontrolling interest	103.6	45.8	107.3	100.1
Comprehensive income (loss) attributable to noncontrolling interest	—	(0.8)	—	(1.5)
Comprehensive income (loss) attributable to World Fuel	$103.6	$46.6	$107.3	$101.6

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income including noncontrolling interest	$82.4	$49.4	$113.4	$124.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	22.1	21.1	66.3	64.2
Provision for bad debt	23.3	13.8	57.9	19.6
Share-based payment award compensation costs	1.9	4.6	2.5	12.4
Deferred income tax expense (benefit)	(2.6)	(3.3)	(7.9)	1.4
Foreign currency (gains) losses, net	(2.9)	(2.6)	0.2	(0.5)
Gain on sale of business	(80.0)	—	(80.0)	—
Other	12.2	0.6	12.4	0.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(179.0)	33.6	1,283.6	21.1
Inventories	16.6	(13.0)	299.4	(53.4)
Prepaid expenses	16.1	—	22.5	(7.2)
Short-term derivative assets, net	42.1	(40.4)	(68.3)	127.2
Other current assets	55.2	(67.3)	72.3	(58.4)
Cash collateral with counterparties	28.3	34.8	45.8	(3.1)
Other non-current assets	10.9	(5.8)	(7.6)	28.1
Accounts payable	205.5	(33.4)	(1,321.6)	36.6
Customer deposits	(8.2)	(23.3)	(10.6)	(3.8)
Accrued expenses and other current liabilities	(6.3)	84.1	(31.5)	(59.7)
Non-current income tax, net and other long-term liabilities	8.0	(19.8)	41.8	(80.2)
Total adjustments	163.1	(16.4)	377.2	44.4
Net cash provided by (used in) operating activities	245.5	33.0	490.6	168.7
Cash flows from investing activities:
Acquisition of business, net of cash acquired	2.0	—	(128.6)	—
Proceeds from sale of business, net of divested cash	268.4	—	268.4	—
Capital expenditures	(12.6)	(22.2)	(45.5)	(59.5)
Other investing activities, net	(2.2)	0.7	(7.5)	4.5
Net cash provided by (used in) investing activities	255.6	(21.5)	86.9	(55.1)
Cash flows from financing activities:
Borrowings of debt	15.0	1,254.8	2,095.0	4,452.4
Repayments of debt	(589.1)	(1,249.8)	(2,202.8)	(4,468.4)
Dividends paid on common stock	(6.3)	(6.6)	(19.3)	(14.6)
Repurchases of common stock	—	—	(55.6)	(65.4)
Other financing activities, net	(3.3)	(4.5)	(6.0)	(7.1)
Net cash provided by (used in) financing activities	(583.7)	(6.0)	(188.8)	(103.1)
Effect of exchange rate changes on cash and cash equivalents	9.7	(5.0)	(2.0)	(3.7)
Net increase (decrease) in cash and cash equivalents	(72.9)	0.4	386.7	6.7
Cash and cash equivalents, as of the beginning of the period	645.7	218.1	186.1	211.7
Cash and cash equivalents, as of the end of the period	$572.7	$218.5	$572.7	$218.5

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Non-GAAP financial measures and reconciliation:	2020	2019	2020	2019
Net income attributable to World Fuel	$82.0	$48.2	$113.1	$122.4
Loss on extinguishment of debt	—	0.5	—	0.5
Acquisition and divestiture related expenses	0.5	0.3	2.7	1.1
Gain on sale of business	(80.0)	—	(80.0)	—
Asset impairments	—	—	18.6	—
Restructuring charges	2.9	2.6	7.7	6.3
Income tax impacts	15.4	(0.8)	10.3	(1.8)
Adjusted net income attributable to World Fuel	$20.7	$50.7	$72.4	$128.4

Diluted earnings per common share	$1.29	$0.73	$1.76	$1.84
Loss on extinguishment of debt	—	0.01	—	0.01
Acquisition and divestiture related expenses	0.01	—	0.04	0.02
Gain on sale of business	(1.26)	—	(1.25)	—
Asset impairments	—	—	0.29	—
Restructuring charges	0.05	0.04	0.12	0.09
Income tax impacts	0.24	(0.01)	0.16	(0.03)
Adjusted diluted earnings per common share	$0.33	$0.77	$1.13	$1.92

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Non-GAAP financial measures and reconciliation:	2020	2019	2020	2019
Income from operations	$38.8	$93.6	$121.5	$239.2
Depreciation and amortization	22.1	21.1	66.3	64.2
Acquisition and divestiture related expenses	0.5	0.3	2.7	1.1
Asset impairments	—	—	18.6	—
Restructuring charges	2.9	2.6	7.7	6.3
Adjusted EBITDA (1)	$64.3	$117.6	$216.8	$310.7

(1)The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and not representative of our core business, including those associated with acquisition and divestiture related expenses, asset impairments, and restructuring charges.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Revenue:	2020	2019	2020	2019
Aviation segment	$1,596.2	$4,743.0	$6,381.0	$13,780.8
Land segment	1,645.2	2,555.8	4,948.8	7,712.4
Marine segment	1,241.2	2,023.9	4,326.4	5,967.7
	$4,482.7	$9,322.7	$15,656.2	$27,460.9
Gross profit:
Aviation segment	$97.6	$156.9	$282.6	$411.7
Land segment	84.3	95.4	275.4	288.6
Marine segment	32.0	53.4	128.6	125.0
	$214.0	$305.7	$686.6	$825.3
Income from operations:
Aviation segment	$29.2	$86.3	$67.3	$215.4
Land segment	18.8	13.4	54.1	46.2
Marine segment	8.2	20.6	55.4	44.2
	56.2	120.3	176.8	305.9
Corporate overhead - unallocated	(17.4)	(26.7)	(55.3)	(66.7)
	$38.8	$93.6	$121.5	$239.2

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Volume (Gallons):	2020	2019	2020	2019
Aviation Segment	1,017.4	2,174.6	3,550.2	6,289.1
Land Segment (1)	1,241.6	1,350.7	3,790.8	4,025.9
Marine Segment (2)	1,151.2	1,457.2	3,499.1	4,178.8
Consolidated Total	3,410.1	4,982.5	10,840.1	14,493.9

(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our Kinect power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.4 and 13.3 for the three and nine months ended September 30, 2020.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations